Exhibit 2

0

ELBIT SYSTEMS LTD. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SHAREHOLDERS' ANNUAL GENERAL MEETING TO BE HELD ON NOVEMBER 30, 2017

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby appoints MICHAEL FEDERMANN, BEZHALEL MACHLIS and RONIT ZMIRI, and each of them acting individually without any of the others, the true and lawful proxies of the undersigned, with full power of substitution, to vote with respect to all of the undersigned's ordinary shares of ELBIT SYSTEMS LTD. (the "Company"), at the Shareholders' Annual General Meeting of the Company to be held at the Company's offices at the Advanced Technology Center, Haifa, Israel on Thursday, November 30, 2017, at 2:00 p.m. local time, and at any adjournments, with all power that the undersigned would have if personally present and especially (but without limitation) to vote as follows:

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted "FOR" all Proposals listed on the reverse side.

The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

November 30, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at www.elbitsystems.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

	FOR	AGAINST	ABSTAIN
Michael Federmann	☐	☐	☐
Rina Baum	☐	☐	☐
Yoram Ben-Zeev	☐	☐	☐
David Federmann	☐	☐	☐
Dov Ninveh	☐	☐	☐
Ehood (Udi) Nisan	☐	☐	☐
Yuli Tamir	☐	☐	☐

2. APPROVAL OF DIRECTORS' COMPENSATIOM FEES — FOR ☐ AGAINST ☐ ABSTAIN ☐

   Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of October 25, 2017) in the approval of the Directors' Compensation Fees to be paid to the Company's Directors. — YES ☐ NO ☐

   (Please note: if you do not mark either Yes or No, your shares will not be voted).

3. APPROVAL OF THE FRAMEWORK RESOLUTION FOR THE PURCHASE BY THE COMPANY FROM TIME TO TIME DURING A THREE-YEAR PERIOD OF DIRECTORS AND OFFICERS LIABILITY INSURANCE — FOR ☐ AGAINST ☐ ABSTAIN ☐

   Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of October 25, 2017) in the approval of the Framework Resolution for the purchase by the Company from time to time during a three-year period of Directors and Officers Liability Insurance. — YES ☐ NO ☐

   (Please note: if you do not mark either Yes or No, your shares will not be voted).

4. APPROVAL OF THE RE-GRANTING BY THE COMPANY OF THE INDEMNIFICATION LETEERS TO MR. M. FEDERMANN AND TO MR. D. FEDERMANN — FOR ☐ AGAINST ☐ ABSTAIN ☐

   Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of October 25, 2017) in the approval of the Re-Granting of the Indemnification Letters to Mr. M. Federmann and Mr. D. Federmann. — YES ☐ NO ☐

   (Please note: if you do not mark either Yes or No, your shares will not be voted).

5. RE-APPOINTMENT OF KOST, FORER, GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2017 AND UNTIL THE CLOSE OF THE NEXT SHAREHOLDERS' ANNUAL GENERAL MEETING — FOR ☐ AGAINST ☐ ABSTAIN ☐

Any proxies previously given are hereby revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.